UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


               Date of Report:  January 28, 1999
       Date of Earliest Event Reported:  January 14, 1999



                     TCI COMMUNICATIONS, INC.
     _______________________________________________________

     (Exact name of Registrant as specified in its charters)


                        State of Delaware
            ______________________________________

         (State or other jurisdiction of incorporation)


        0-5550                                       84-0588868
_______________________                     ________________________________

(Commission File Number)                  (I.R.S. Employer Identification No.)


         5619 DTC Parkway
        Englewood, Colorado                                    80111
________________________________________              -----------------------

(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:  (303) 267-5500

Item 5.  Other Events
_______  ____________

     On January 14, 1999, Tele-Communications, Inc. ("TCI") announced that it will merge TCI Communications, Inc. ("TCIC") into TCI in anticipation of TCI's merger with AT&T Corp. ("AT&T"). The merger of TCIC into TCI is contingent upon and is expected to close immediately prior to TCI's merger with AT&T.

     As a result of TCIC's merger with TCI, all assets and liabilities of TCIC will be assumed by TCI, including TCIC's public debt. In addition, upon consummation of TCI's merger with AT&T, each share of TCIC's Cumulative Exchangeable Preferred Stock, Series A (the "Series A Preferred Stock") will become exchangeable for 1.6437 shares of AT&T common stock, subject to certain anti-dilution adjustments. All other public financial securities issued by subsidiaries of TCIC will otherwise remain unaffected.

     The press release announcing TCIC's merger with TCI is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item  7.   Financial Statements, Pro Forma Financial  Information and Exhibits.
________   ____________________________________________________________________


     (c)  Exhibits
          ________

(99.1)    TCIC press release dated January 14, 1999

                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     January 28, 1999



                                   TCI COMMUNICATIONS, INC.
                                   (Registrant)



                                     By:/s/ Stephen M. Brett
                                        _______________________________

                                        Stephen M. Brett
                                           Executive Vice President